Exhibit 99.1

Avid Announces Strong First Quarter 2016 Financial Results Driven by New Product Innovation and Efficiency Gains

Solid Quarterly Revenue and Adjusted EBITDA Growth

Adjusted Free Cash Flow In Line with Guidance

Companywide Cost Efficiencies Program on Track & Yielding Results

Avid Everywhere Momentum Builds with Continued Shift towards Recurring Revenue and Increased Media Central Platform Adoption

BURLINGTON, Mass, May 4, 2016 Avid® (Nasdaq:AVID) announced its first quarter 2016 financial results today, provided second quarter 2016 financial guidance and reaffirmed its guidance for the full year 2016.

Q1 2016 Non-GAAP Highlights

•	Revenue grew by 20.3% over Q1 2015 to $143.8 million

•	Gross margin of 71.2% represents an expansion of 10.7 percentage points over Q1 2015

•	Adjusted EBITDA of $38.5 million increased by 227% over Q1 2015, reflecting improved revenue conversion and impact of efficiency program

•	Adjusted free cash flow use of $9.4 million, in line with original guidance for Q1

•	Reported bookings of $92.5 million below original expectations driven by:

◦	Delayed buying decisions for shared storage solutions in anticipation of Avid’s next generation NEXIS shared storage release

◦	Volatility from the ongoing transition of the broader enterprise media market

Avid Everywhere Momentum Continues

•	Over 35,800 users on the MediaCentral platform at the end of March 31st, 2016, an increase of 51% year on year

•	Nearly 35,000 paying subscribers as of the end of Q1 2016, an increase of over 38% since the beginning of the year and over 3X Q1 2015

•	Bookings attributable to recurring revenue (“recurring revenue bookings”) represented approximately 34% of total Q1 2016 bookings, up from 29% in 2015

“Our work so far in 2016 demonstrates the continued momentum of the Avid Everywhere strategy, the increased adoption of the Avid MediaCentral Platform by our global base of customers and strong progress as we move steadily towards completing the transformation,” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “I’m excited to see the impact of our groundbreaking product innovations that we launched earlier this month at the National Association of Broadcasters conference, including the first of its kind NEXIS shared storage, which won Best of Show and ProTools cloud collaboration, which brings the power of the MediaCentral platform to the entire audio creative market. At AvidConnect, we were also excited to showcase the first certified applications from our partners and a deep platform integration with Adobe’s Premiere Pro editing solution, validating our strategy and welcoming an outstanding partner to the platform. We also continue to execute our efficiency program as expected, which leverages our platform-based approach to achieve a leaner and more directed cost structure. As more customers fully embrace the power of the platform in 2016, we expect that we will be well positioned to increase long-term sustainable shareholder value.”

Avid’s 2016 second quarter financial guidance is set forth in the table below. The Company also re-affirmed its full year 2016 guidance, as originally provided on March 15, 2016. The second quarter 2016 guidance reflects partial year realization of the cost efficiency program, as well as the cash spend required to implement the program during the first half of 2016. The previously announced growth initiatives are expected to have a more pronounced positive financial impact in the second half of 2016 leading to improved cash flow generation.

Q2 2016 Financial Guidance (in millions)

Bookings (Constant Currency)	$105-$120
Bookings	$99-$115
Non-GAAP Revenue	$105-$120
Adjusted EBITDA	$3-$9
Adjusted Operating Expenses	$62-$65
Adjusted Free Cash Flow	($32.5)-($27.5)

Guidance and Financial and Operational Metrics

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties.  Our actual future results of operations and cash flows could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Q1 2016 Business Update presentation posted on Avid’s investor relations website.

Avid includes non-GAAP financial measures in this press release, including non-GAAP revenue, adjusted EBITDA, adjusted free cash flow, non-GAAP operating income (loss), non-GAAP operating income (loss) per share, adjusted operating expenses and non-GAAP gross margin. The Company also includes the operational metric of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

Conference Call

A conference call to discuss Avid's financial results for the first quarter of 2016 will be held on Wednesday, May 4, 2016 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2463 and referencing confirmation code 4563906. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for 2016, 2017 and 2018, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, overall market growth rates in the range of 3.0-3.3%, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the anticipated benefits of the Orad acquisition, including estimated synergies, including effects on future financial and operating results; and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid

Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Avid NEXIS™, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2016 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, ISIS, AirSpeed, MediaCentral, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2016	2015
Net revenues:
Products	$84,509	$80,029
Services	59,038	39,557
Total net revenues	143,547	119,586
Cost of revenues:
Products	27,124	31,797
Services	14,410	15,695
Amortization of intangible assets	1,950	—
Total cost of revenues	43,484	47,492
Gross profit	100,063	72,094
Operating expenses:
Research and development	21,404	23,173
Marketing and selling	31,619	28,045
General and administrative	17,730	19,387
Amortization of intangible assets	786	374
Restructuring costs, net	2,777	—
Total operating expenses	74,316	70,979

Operating income	25,747	1,115

Interest and other expense, net	(4,183)	(723)
Income before income taxes	21,564	392
Provision for income taxes	635	561
Net income (loss)	$20,929	$(169)

Net income (loss) per common share – basic and diluted	$0.53	$0.00

Weighted-average common shares outstanding – basic	39,566	39,387
Weighted-average common shares outstanding – diluted	39,640	39,387

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP revenue
GAAP revenue	$143,547	$119,586
Amortization of acquired deferred revenue	269	—
Non-GAAP revenue	143,816	119,586

Non-GAAP gross profit
GAAP gross profit	100,063	72,094
Amortization of acquired deferred revenue	269	—
Amortization of intangible assets	1,950	—
Stock-based compensation	179	254
Non-GAAP gross profit	102,461	72,348

Non-GAAP operating expenses
GAAP operating expenses	74,316	70,979
Less Amortization of intangible assets	(786)	(374)
Less Stock-based compensation	(1,919)	(2,208)
Less Restructuring costs, net	(2,777)	—
Less Restatement costs	(80)	(1,807)
Less Acquisition, integration and other costs	(515)	(2,342)
Less Efficiency program costs	(716)	—
Non-GAAP operating expenses	67,523	64,248

Non-GAAP operating income
GAAP operating income	25,747	1,115
Amortization of acquired deferred revenue	269	—
Amortization of intangible assets	2,736	374
Stock-based compensation	2,098	2,462
Restructuring costs, net	2,777	—
Restatement costs	80	1,807
Acquisition, integration and other costs	515	2,342
Efficiency program costs	716	—
Non-GAAP operating income	34,938	8,100

Adjusted EBITDA
Non-GAAP Operating Income (from above)	34,938	8,100
Depreciation and amortization	3,611	3,677
Adjusted EBITDA	38,549	11,777

Adjusted free cash flow
GAAP net cash (used in) provided by operating activities	(11,209)	4,630
Capital expenditures	(4,518)	(2,940)

Restructuring payments	3,533	428
Restatement payments	—	2,117
Acquisition, integration and other payments	773	—
Efficiency program payments	1,981	—
Adjusted free cash flow	$(9,440)	$4,235

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$87,830	$17,902
Accounts receivable, net of allowances of $8,816 and $9,226 at March 31, 2016 and December 31, 2015, respectively	43,732	58,807
Inventories	51,652	48,073
Prepaid expenses	10,475	6,548
Other current assets	6,029	6,119
Total current assets	199,718	137,449
Property and equipment, net	36,664	35,481
Intangible assets, net	30,494	33,219
Goodwill	32,643	32,643
Long-term deferred tax assets, net	2,070	2,011
Other long-term assets	10,174	7,123
Total assets	$311,763	$247,926

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$31,325	$45,511
Accrued compensation and benefits	27,974	28,124
Accrued expenses and other current liabilities	36,078	35,354
Income taxes payable	588	1,023
Short-term debt	—	5,000
Deferred revenues	178,959	189,887
Total current liabilities	274,924	304,899
Long-term debt	192,130	95,950
Long-term deferred tax liabilities, net	2,672	3,443
Long-term deferred revenues	129,463	158,495
Other long-term liabilities	16,179	14,711
Total liabilities	615,368	577,498

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,055,358	1,055,838
Accumulated deficit	(1,298,389)	(1,319,318)
Treasury stock at cost	(56,063)	(58,336)
Accumulated other comprehensive loss	(4,934)	(8,179)
Total stockholders’ deficit	(303,605)	(329,572)
Total liabilities and stockholders’ deficit	$311,763	$247,926

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$20,929	$(169)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	6,347	4,051
Provision (recovery) for doubtful accounts	319	(206)
Stock-based compensation expense	2,098	2,461
Non-cash interest expense	3,878	—
Unrealized foreign currency transaction losses (gains)	2,936	(6,690)
(Benefit) provision for deferred taxes	(784)	5
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	14,800	3,097
Inventories	(3,579)	8,276
Prepaid expenses and other current assets	(4,061)	(2,510)
Accounts payable	(14,216)	(3,440)
Accrued expenses, compensation and benefits and other liabilities	(960)	1,627
Income taxes payable	1,093	267
Deferred revenues	(40,009)	(2,139)
Net cash (used in) provided by operating activities	(11,209)	4,630

Cash flows from investing activities:
Purchases of property and equipment	(4,518)	(2,940)
Increase in other long-term assets	(8)	(13)
Increase in restricted cash	(4,544)	—
Net cash used in investing activities	(9,070)	(2,953)

Cash flows from financing activities:
Proceeds from long-term debt	100,000	—
Proceeds from the issuance of common stock under employee stock plans	—	719
Common stock repurchases for tax withholdings on net settlement of equity awards	(307)	(793)
Proceeds from revolving credit facilities	25,000	8,000
Payments on revolving credit facilities	(30,000)	(8,000)
Payments for credit facility issuance costs	(4,919)	(582)
Net cash provided by (used in) financing activities	89,774	(656)

Effect of exchange rate changes on cash and cash equivalents	433	(586)
Net increase in cash and cash equivalents	69,928	435
Cash and cash equivalents at beginning of period	17,902	25,056
Cash and cash equivalents at end of period	$87,830	$25,491

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	March 31,	December 31,	March 31,
Revenue Backlog*	2016	2015	2015

Pre-2011	$16,529	$25,868	$66,928
Post-2010	$291,893	$322,514	$345,748
Deferred Revenue	$308,422	$348,382	$412,676
Other Backlog	$188,550	$203,704	$115,965
Total Revenue Backlog	$496,972	$552,086	$528,641

Post 2010	$480,443	$526,218	$461,713

The expected timing of recognition of revenue backlog as of March 31, 2016 is as follows:

	2016	2017	2018	Thereafter	Total
Orders executed prior to January 1, 2011	$15,434	$952	$144	$—	$16,530
Orders executed or materially modified on or after January 1, 2011	$124,222	$71,502	$40,592	$55,577	$291,893
Other Backlog	$94,986	$35,140	$15,678	$42,745	$188,549
Total Revenue Backlog	$234,642	$107,594	$56,414	$98,322	$496,972

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

Media Contact
Sara Griggs
Avid
310.821.0801
sara.griggs@avid.com

Investor Contact
Jonathan Huang
Avid
978.640.5126
jonathan.huang@avid.com